                                                                    Exhibit 10.2

                           STOCK PURCHASE AGREEMENT
                           ------------------------

     THIS STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of August 7, 1998 (the "Execution Date"), by and among SJI GROUP, INC., a Florida corporation ("SJI") and ISLEUTH. COM, INC., a Florida corporation (the "Company" or "Isleuth").

                            PRELIMINARY STATEMENTS
                            ----------------------

     1. SJI owns one hundred percent (100%) of MAVERICK COMMUNICATIONS CORP., a Florida corporation ("MAVERICK") and accordingly, the contemplated transaction will inure to their direct benefit.

     2. MAVERICK owns the rights to acquire the Internet Sleuth, which is a search engine on the Internet.

     3. SJI is desirous of selling its stock of MAVERICK in exchange for the Company's payment to SJI of the Purchase Price (as defined below).

                                   AGREEMENT
                                   ---------

  In consideration of the respective representations, warranties, agreements and covenants in this Agreement and subject to the conditions contained in this Agreement, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I

                  Transfer and Assignment of MAVERICK's Stock
                  -------------------------------------------

     Section 1.1  Sale and Purchase of Stock.  On the terms and subject to the
                  --------------------------
conditions set forth in this Agreement, SJI hereby agrees to sell, assign and transfer to the Company and the Company agrees to purchase from SJI, on the Closing Date (as hereinafter defined), all of the issued and outstanding shares of common stock of MAVERICK, all of which are owned by SJI ("Shares"). At Closing, SJI shall deliver the Shares to Isleuth, which certificates shall be duly endorsed in blank by SJI, or, in lieu thereof, shall have affixed thereto a stock power executed in blank and in proper form for transfer. The Shares shall be free and clear of any encumbrances.

                                  ARTICLE II

                        Purchase Price for the Shares.
                        ------------------------------

     Upon the terms and subject to the conditions of this Agreement, the parties agree that the purchase price for SJI's Shares, which shall be payable as follows: The Company shall issue 1,500,000 shares of its Common Stock to SJI. Said Common Stock shall be Rule 144 Stock. All provisions of Rule 144 shall be applicable. Said 1,000,000 shares of Common Stock shall not be affected by the Company's Reverse Stock Split. The Company shall also issue 1,000,000 shares of Preferred Stock to SJI. The transaction shall be considered a tax free exchange of shares and the parties hereto agree to use their best efforts to accomplish a tax free exchange.

                                  ARTICLE III

                                    Closing
                                    -------

     Section 3.1  Time and Place of the Closing.  The closing of the
                  -----------------------------
transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Glassberg & Glassberg, P.A., 1570 Madruga Avenue, Suite 211, Coral Gables, Florida 33146, commencing at 5:00 p.m. on August 7, 1998 herein or such other date as the parties may mutually determine (the "Closing Date"). The parties mutually agree that the Closing may occur by telefax.

     Section 3.2  Procedures at the Closing.  At the Closing, the parties are
                  -------------------------
taking the following steps in the order listed below (provided, however, that upon their completion all of these steps shall be deemed to have occurred simultaneously) which item shall be required as a condition to Closing:

          (a) SJI shall duly execute and deliver the Shares and endorsed to the Company;

          (b) SJI shall execute and deliver resolutions adopted by the Board of Directors and the Shareholders of SJI approving the transactions contemplated by this Agreement, certified by the corporate secretary of SJI;

          (c) The Company shall deliver resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement, certified by the corporate secretary of the Company;

                                  ARTICLE IV

                     Representations and Warranties of SJI
                     -------------------------------------

  In order to induce the Company to enter into this Agreement and to consummate the transactions contemplated under this Agreement, SJI makes the following representations and warranties to the Company:

     Section 4.1  Organization, Power and Authority of the Company.  SJI is a
                  ------------------------------------------------
corporation dulyorganized, validly existing and in good standing under the laws of the State of Florida.

     Section 4.2  Due Authorization: Binding Obligation.  SJI has the requisite
                  -------------------------------------
corporate power and authority to enter into this Agreement and all documents described within this Agreement to be executed in connection with this Agreement (collectively, the "Related Documents") to which it is or is to be a party, and to consummate the contemplated transactions.

     Section 4.3  Ownership of MAVERICK.  SJI is the sole record and beneficial
                  ---------------------
owner of all outstanding shares of MAVERICK's stock, and SJI has good and marketable title to all of the Shares, free and clear of all Liens, claims of others, charges, security interests, proxies, voting trusts or other agreements or other encumbrances whatsoever.

     Section 4.4  No Undisclosed Liabilities.  SJI and MAVERICK have no material
                  --------------------------
liabilities nor obligations (whether secured, unsecured, absolute, accrued, asserted or unasserted, contingent or otherwise) of any nature, whether as principal, agent, partner, co-venturer, guarantor or in any other capacity as they relate to SJI's shares in Maverick.

     Section 4.5  Licenses: Compliance.  MAVERICK possesses all licenses and
                  --------------------
other required governmental or official approvals, permits, consents and authorizations with respect to its business, the failure of which to possess would, individually or in the aggregate, have an adverse effect on the business, financial condition, operations, prospects or results of operations of MAVERICK.

     Section 4.6  Litigation, Investigations, Orders and Decrees.  There are no
                  ----------------------------------------------
actions, suits, claims, governmental investigations or arbitration proceedings pending or, to the best of MAVERICK's knowledge, threatened against or affecting MAVERICK's business, assets, prospects or financial condition that may have an adverse effect on the Shares, and to the best of SJI's knowledge, there are no facts or circumstances which are reasonably likely to create a basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any local, state or federal judicial authority in any proceeding to which MAVERICK is or was a party which may have an adverse effect on MAVERICK.

     Section 4.7  Proprietary Rights.  Excluding the option to purchase the
                  ------------------
Internet Sleuth, all trademark, trademark application, trade name, assumed name, service mark, logo, patent, patent application, copyright, copyright registration, know-how, trade secret or other intellectual property rights ("Proprietary Rights") used in or necessary for the conduct of MAVERICK's business and operations do not conflict with or infringe any similar rights or services of any other person. No claims have been asserted by any person or entity with respect to the ownership, validity, license or use of the Proprietary Rights or the provision of any services by MAVERICK and there is no basis for any such claim. All Proprietary Rights, to the extent applicable, of MAVERICK are subsisting and have not been abandoned. None of the Proprietary Rights is the subject of any outstanding assignments, grants, Liens, licenses, obligations or agreements, whether written, oral or implied. All required annuities, renewal fees, maintenance fees, royalty payments, amendments and/or other filings or payments which are necessary to preserve and maintain the Proprietary Rights have been filed and/or made.

     Section 4.8   Tax Matters.  MAVERICK has filed all federal, state, local
                   -----------
and foreign tax
returns required to be filed as of the Closing Date and has paid or caused to be paid all federal, state, local, foreign and other taxes, including without limitation income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll-related taxes, withholding taxes, transfer taxes and property taxes, whether or not measured in whole or in part by net income (collectively, "Taxes"), required to be paid by it as of the Closing Date whether disputed or not, except Taxes which have not yet accrued or otherwise become due, for which adequate provision has been made. All taxes and other assessments and levies which MAVERICK is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities. Neither the Internal Revenue Service ("IRS") nor any other governmental authority is now asserting or, to the best knowledge of MAVERICK, threatening to assert against SJI any deficiency or claim for additional Taxes.

                                   ARTICLE V

                 Representations and Warranties of the Company
                 ---------------------------------------------

     In order to induce SJI to enter into this Agreement and to consummate the transactions contemplated under this Agreement, the Company make the following representations and warranties to SJI:

     Section 5.1  Organization, Power and Authority.  The Company is a
                  ---------------------------------
corporation duly organized and validly existing under the laws of the State of Florida, with full corporate power and authority to enter into this Agreement and perform its obligations under this Agreement.

     Section 5.2  Due Authorization; Binding Obligation.  The execution,
                  -------------------------------------
delivery and performance of this Agreement, the Related Documents and all other agreements contemplated by this Agreement and the consummation of the contemplated transactions have been duly authorized by all necessary corporate action of the Company. This Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of The Company, enforceable in accordance with its terms.

     Section 5.3  No Undisclosed Liabilities.  The Company has no material
                  --------------------------
liabilities nor obligations (whether secured, unsecured, absolute, accrued, asserted or unasserted, contingent or otherwise) of any nature, whether as principal, agent, partner, co-venturer, guarantor or in any other capacity except as disclosed to SJI.

     Section 5.4  Licenses: Compliance.  The Company possesses all licenses and
                  --------------------
other required governmental or official approvals, permits, consents and authorizations with respect to its business, the failure of which to possess would, individually or in the aggregate, have an adverse effect on the business, financial condition, operations, prospects or results of operations of the Company.

     Section 5.5  Litigation, Investigations, Orders and Decrees.  There are no
                  ----------------------------------------------
actions, suits, claims, governmental investigations or arbitration proceedings pending or, to the best of the Company's knowledge, threatened against or affecting the Company's business, assets, prospects or financial condition that may have an adverse effect on the Shares, and to the best of the Company's knowledge, there are no facts or circumstances which are reasonably likely to create a basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any local, state or federal judicial authority in any proceeding to which the Company is or was a party which may have an adverse effect on the Company.

     Section 5.6  Proprietary Rights.  The Company does not have any Proprietary
                  ------------------
     Rights.

     Section 5.7  Tax Matters.  The Company has filed all federal, state, local
                  -----------
and foreign tax returns required to be filed as of the Closing Date and has paid or caused to be paid all federal, state, local, foreign and other taxes, including without limitation income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll-related taxes, withholding taxes, transfer taxes and property taxes, whether or not measured in whole or in part by net income (collectively, "Taxes"), required to be paid by it as of the Closing Date whether disputed or not, except Taxes which have not yet accrued or otherwise become due, for which adequate provision has been made. All taxes and other assessments and levies which the Company is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities. Neither the Internal Revenue Service ("IRS") nor any other governmental authority is now asserting or, to the best knowledge of the Company, threatening to assert against SJI any deficiency or claim for additional Taxes.

                                  ARTICLE VI

                                Indemnification
                                ---------------

     Section 6.1  Indemnification by SJI and MAVERICK.  SJI and MAVERICK jointly
                  -----------------------------------
and severally agree to indemnify and hold harmless the Company, any successor or Affiliate of the Company and the directors, officers, agents and employees of the Company or any of its Affiliates or successors from and against any and all claims, actual and contingent, liabilities, losses, damages, costs and expenses, including reasonable counsel fees and disbursements, proceedings, investigations, causes of action, whether suit is instituted or not and, if instituted, at any trial or appellate level, and whether raised by the parties to this Agreement or any third party (singularly, a "Loss," and collectively, the "Losses"), arising out of or relating to: (a) any material failure or breach by SJI of any representation or warranty made by SJI in this Agreement, the Related Documents, including any certificate, schedule or other agreement delivered by SJI pursuant to this Agreement or (b) any material failure to perform or breach by SJI of any covenant, agreement, obligation or undertaking made by SJI in this Agreement, the Related Documents, including any certificate, schedule or other agreement delivered by SJI pursuant to this Agreement. Notwithstanding any other provision of this Agreement to the contrary, (i) SJI shall not be liable to the Company with respect to the Company Losses unless and until the aggregate amount of all SJI Losses shall exceed the sum of Ten Thousand Dollars ($10,000.00) ("SJI Basket') and (ii) SJI shall thereafter be liable for all the Company Losses in excess of SJI Basket, provided that SJI's maximum aggregate liability in respect of all the Company Losses shall not, in the absence of proven fraud by the Company in respect of any particular Company Losses, in any event exceed the limitations set forth herein.

     Section 6.2  Indemnification by the Company.  The Company will indemnify
                  ------------------------------
and hold harmless and SJI or any Affiliates thereof from and against any and all Losses, arising out of or related to: (a) any material failure or breach by the Company of any representation or warranty made by the Company in this Agreement, including any certificate, schedule or other agreement delivered by the Company pursuant to this Agreement; (b) any material failure to perform or breach by the Company of any covenant, agreement, obligation or undertaking made by the Company in this Agreement, including any certificate, schedule or other agreement delivered pursuant to this Agreement or (c) any material failure to perform or breach by SJI of any covenant, agreement, obligation or undertaking made by SJI in this Agreement, the Related Documents, including any certificate, schedule or other agreement delivered by the Company pursuant to this Agreement.

     Notwithstanding any other provision of this Agreement to the contrary, (i) the Company shall not be liable to SJI with respect to SJI Losses unless and until the aggregate amount of all SJI Losses shall exceed the sum of Ten Thousand Dollars ($10,000.00) ("the Company Basket") and (ii) The Company shall thereafter be liable for all SJI Losses in excess of the Company Basket, provided that the Company's maximum aggregate liability in respect of all SJI Losses shall not, in the absence of proven fraud by the Company in respect of any particular SJI Losses, in any event exceed the limitations set forth herein.

     Section 6.3  Procedure for Claims.  The following procedures shall be
                  --------------------
applicable with respect to indemnification for claims arising in connection with any provision of this Agreement:

          (a) Each indemnified party (the "Indemnified Party") agrees that upon its obtaining knowledge of facts indicating that there may be a basis for a claim for indemnity under the provisions of this Agreement, including receipt by it of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise (these actions are collectively, the "Claim"), with respect to any matter as to which it may be entitled to indemnity under the provisions of this Agreement, it will give prompt notice thereof in writing to the other party (the "Indemnifying Party") together with a statement of all information respecting any of the foregoing as it shall then have. The Indemnifying Party shall not be obligated to indemnify the Indemnified Party for the increased amount of any Claim which would otherwise have been payable to the extent that the increase in the amount of the Claim resulted from the lack of notice required by this provision.

          (b) The Indemnifying Party shall in good faith at its sole cost and expense contest and defend by all appropriate legal proceedings, with counsel satisfactory to the Indemnified Party, any Claim with respect to which it is called upon to indemnify the Indemnified Party under the provisions of this Agreement; provided, however, that notice of the intention so to contest shall
           ------------------
be delivered by the Indemnifying Party to the Indemnified Party within a reasonable time in light of the circumstances then and there existing. Any contest may be conducted in the name and on behalf of the Indemnifying Party or the Indemnified Party as may be appropriate. The contest shall be conducted by attorneys engaged by the Indemnifying Party, but the Indemnified Party shall have the right to participate in those proceedings and to be represented by attorneys of its own choosing at its cost and expense; provided, however, that, if the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party or if the Indemnifying Party proposes that the same counsel represent both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, then the Indemnified Party shall have the fight to retain its own counsel at the cost and expense of the Indemnifying Party. If the Indemnified Party joins in any contest, the Indemnifying Party shall have full authority to determine all action to be taken; provided, however, that the Indemnified Party
                                  ------------------
shall have the right to approve any settlement, which approval shall not be unreasonably withheld (it being understood that it shall not be unreasonable to withhold consent to any settlement involving injunctive or other equitable relief).

          (c) The Indemnified Party agrees to afford the Indemnifying Party and its counsel the opportunity to be present at, and to participate in, conferences with all persons, including governmental authorities asserting any Claim against the Indemnified Party or conferences with representatives of or counsel for those persons. So long as the Indemnifying Party is defending in good faith that Claim, the Indemnified Party shall cooperate with and assist the Indemnifying Party to the extent reasonably possible, but the Indemnifying Party shall bear and pay any and all expenses incurred by the Indemnified Party in providing such cooperation and assistance, either directly or upon request of the Indemnified Party. The Indemnified Party shall be kept fully informed of the defense of any Claim at all stages thereof. In the event that the Indemnifying Party fails to timely and in good faith defend against that Claim, the Indemnified Party shall have the right, but not the obligation, to defend the same and may make any compromise or settlement thereof and recover and be indemnified for the entire cost thereof from the Indemnifying Party, including, but not limited to, legal expenses, disbursements and all amounts paid as a result of that Claim or any compromise or settlement thereof. If, in good faith, the Indemnified Party concludes that there are specific defenses available to the Indemnified Party which are different from or in addition to those available to the Indemnifying Party, or that those Claims may have a material adverse effect on the Indemnified Party with respect to the scope of the foregoing indemnities, then the Indemnified Party shall have the right to direct the defense of that Claim and the Indemnifying Party shall bear the expenses thereof. In the event that the Indemnified Party is, directly or indirectly, conducting a defense against any such Claim, the Indemnifying Party shall cooperate with the Indemnified Party in that defense and make available to it all those witnesses, records, materials and information in its possession or under its control relating thereto.

          (d) The Indemnifying Party shall pay to the Indemnified Party the amount to which the Indemnified Party may become entitled by reason of the provisions of Article VI of this

Agreement within fifteen (15) business days after any the amount owed is finally determined either by mutual agreement of the parties to this Agreement or pursuant to the final unappealable judgment of a court of competent jurisdiction and the Indemnifying Party agrees to pay all costs and expenses in connection with obtaining any bond required to appeal any judgment.

                                  ARTICLE VII

                                 Miscellaneous
                                 -------------

     Section 7.1  Survival of Representations and Warranties. All of the
                  ------------------------------------------
respective representations and warranties of the parties to this Agreement or in any certificate delivered by any party incident to the contemplated transactions are material and may be relied upon by the party receiving the same and shall survive the consummation of the contemplated transactions for the time period equal to the applicable statutes of limitations. All covenants of the parties to this Agreement shall survive the consummation of the transactions contemplated by this Agreement. All statements in this Agreement, the Related Documents shall be deemed representations and warranties. The due diligence investigations conducted by the parties to this Agreement and the results thereof shall not diminish or otherwise affect any of the representations and warranties set forth in this Agreement.

     Section 7.2  Brokers' Commission.  The Company will indemnify and hold
                  -------------------
harmless SJI from any commission, fee or claim of any person, firm or corporation employed or retained or claiming to be employed or retained by the Company to bring about, or to represent it in, the transactions contemplated by this Agreement. SJI will jointly or severally indemnify and hold harmless The Company from any commission, fee or claim of any person, firm or corporation employed or retained or claiming to be employed or retained by SJI to bring about, or to represent them in, the transactions contemplated by this Agreement.

     Section 7.3  Amendment and Modification.  This Agreement and the Related
                  --------------------------
Documents may not be modified or terminated orally, and no modification or termination shall be binding unless in writing and signed by the parties to this Agreement.

     Section 7.4  Binding Effect.  This Agreement shall be binding upon and
                  --------------
inure to the benefit of the parties and their respective successors, assigns, heirs, estates, beneficiaries, executors and legal and personal representatives.

     Section 7.5  No Waiver; Remedies Cumulative.  This Agreement and the
                  ------------------------------
Exhibits and Schedules attached to this Agreement and the Related Documents contain the entire agreement of the parties with respect to the acquisition and the other transactions contemplated in this Agreement, and merges and supersedes all prior understandings and agreements among the parties with respect to the subject matter of this Agreement. Failure of any party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations under this Agreement shall not be construed to be a waiver of any provisions by any party nor to in any way affect the validity of this Agreement or any party's right to enforce any provision of this Agreement nor to preclude any party from taking all other action at any time which it would legally be entitled to take. All waivers to be effective shall be in writing signed by the waiving party.

     Section 7.6  Headings.  The descriptive headings in this Agreement are
                  --------
inserted for. convenience of reference only and shall in no way restrict or otherwise affect the construction of the terms or provisions of this Agreement. Any references in this Agreement to Sections, Exhibits and Schedules are the Sections, Exhibits and Schedules of this Agreement or the Related Documents.

     Section 7.7  Execution in Counterparts.  This Agreement may be executed in
                  -------------------------
any number of multiple counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument. Each party agrees to be bound by any telecopied signature to this agreement or any agreement executed in connection herewith as if a manually executed signature page had been executed and delivered.

     Section 7.8  Notices.  Whenever any notice, request, information or other
                  -------
document is required or permitted to be given under this Agreement, that notice, demand or request shall be in writing and shall be either hand delivered, sent by United States certified mail, postage prepaid, delivered via overnight courier to the addresses below or to any other address that any party may specify by notice to the other parties. No party shall be obligated to send more than one notice to each of the other parties and no notice of a change of address shall be effective until received by the other parties. A notice shall be deemed received upon hand delivery, two days after posting in the United States mail or one day after dispatch by overnight courier.

     If to the Company:  ISLEUTH. COM, Inc.
                         c/o Thomas Taule
                         21311 N.E. 2nd Avenue
                         North Miami, Florida

     With a copy to:     David M. Glassberg, Esq.
                         1570 Madruga Avenue
                         Suite 211
                         Coral Gables, Florida 33146

     If to SJI
     or MAVERICK:        J.D. Jenkens, President
                         321 Troy Circle
                         Knoxville, TN 37919

     Section 7.9  Severability.  The invalidity or unenforceability of any one
                  ------------
or more of the words, phrases, sentences, clauses, or sections contained in this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement or any part of any provision, all of which are inserted conditionally on their being valid in law, and in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid or unenforceable, this Agreement shall be construed as if such invalid or unenforceable word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted or shall be enforced as nearly as possible according to their original terms and intent to eliminate any invalidity or unenforceability. If any invalidity or unenforceability is caused by the length of any period of time or the size of any area set forth in any part of this Agreement, the period of time or area, or both, shall be considered to be reduced to a period or area which would cure the invalidity or unenforceability.

     Section 7.10  Litigation: Prevailing Party.  Except as otherwise required
                   ----------------------------
by applicable law or as expressly provided in this Agreement, in the event of any litigation, including appeals, with regard to this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all reasonable fees, costs, and expenses of counsel (at pre-trial, trial and appellate levels).

     Section 7.11  Construction. This Agreement shall be construed without
                   ------------
regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted, including any presumption of superior knowledge or responsibility based upon a party's business or profession or any professional training, experience, education or degrees of any member, agent, officer of employee of any party. If any words in this Agreement have been stricken out or otherwise eliminated (whether or not any other words or phrases have been added) and the stricken words initialed by the party against whom the words are construed, then this Agreement shall be construed as if the words so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that those words were stricken out or otherwise eliminated.

     Section 7.12  Preliminary Statements.  Each of the preliminary statements
                   ----------------------
is true and correct and incorporated into this Agreement by reference.

     Section 7.13  Jurisdiction; Venue: Inconvenient Forum: Jury Trial.  ANY
                   ----------------------------------------------------
SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF FLORIDA OR IN THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF FLORIDA IN DADE COUNTY, AND THE PARTIES ACCEPT THE EXCLUSIVE PERSONAL JURISDICTION OF THOSE COURTS FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING. IN ADDITION, THE PARTIES KNOWINGLY, INTENTIONALLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR LATER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY JUDGMENT ENTERED BY ANY COURT BROUGHT IN THE STATE OF FLORIDA, AND FURTHER, KNOWINGLY, INTENTIONALLY AND IRREVOCABLY WAIVE ANY CLAIM THAT ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE STATE OF FLORIDA HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY WAIVES ALL RIGHTS TO ANY TRIAL BY JURY IN ALL LITIGATION RELATING TO OR ARISING OUT OF THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the date first written above.

                                    SJI:

                                    SJI GROUP, INC., a Florida corporation


                                    By: /s/ J.D. Jenkens
                                       -----------------------------------
                                       J.D. Jenkens, President

                                    COMPANY:

                                    ISLEUTH. COM, INC, a Florida corporation


                                    By: /s/ Thomas J. Taule
                                       -----------------------------------
                                       Thomas J. Taule, President